                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement       / / Confidential, for Use of the
                                              Commission Only (as permitted by
   /X/  Definitive Proxy Statement            Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Mity-Lite, Inc.
----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------

   (5)  Total fee paid:

----------------------------------------------------------------------------

   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                               [MITY-LITE LOGO]

                               MITY-LITE, INC.
                             1301 West 400 North
                               Orem, Utah 84057

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 21, 1997


     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Mity-Lite, Inc., a Utah corporation (the "Company"), will be held at the Salt Lake City Marriott, 75 South West Temple, Salt Lake City, Utah 84101, on Thursday, August 21, 1997, at 2:00 p.m., local time, for the following purposes:

     1. To elect four (4) directors for the ensuing year or until their successors are elected;

     2.  To approve the adoption of the Company's 1997 Stock Incentive Plan;
         and

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on June 20, 1997, as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting and any postponement or adjournments thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. ANY SHAREHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF SUCH SHAREHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                     By Order of the Board of Directors


                                     Stanley L. Pool
                                     Corporate Secretary

Orem, Utah, July 11, 1997

                                MITY-LITE, INC.
                              1301 West 400 North
                               Orem, Utah  84057

                          --------------------------

                                PROXY STATEMENT

                Information Concerning Solicitation and Voting


General

     The enclosed Proxy is solicited on behalf of Mity-Lite, Inc. (the "Company") for use at its Annual Meeting of Shareholders to be held Thursday, August 21, 1997, at 2:00 p.m. local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Salt Lake City Marriott, 75 South West Temple, Salt Lake City, Utah 84101. The Company will bear the cost of this solicitation.

Record Date

     Shareholders of record at the close of business on June 20, 1997, are entitled to notice of and to vote at the meeting. At the record date, 3,190,198 shares of the Company's Common Stock, $.01 par value, were issued and outstanding and entitled to be voted at the meeting.

Revocation of Proxies

     Shareholders may revoke any appointment of proxy given pursuant to this solicitation by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

Voting and Solicitation

     Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. It is estimated that the proxy materials will be mailed to shareholders of record on or about July 11, 1997. The principal executive offices of the Company are located at 1301 West 400 North, Orem, Utah 84057. The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and the Company may reimburse brokerage firms and other persons holding shares of the Company's Common Stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

Deadline for Receipt of Shareholder Proposals

     Shareholders of the Company who intend to present proposals at the Company's 1998 annual meeting of shareholders must deliver such proposals to the Company no later than March 11, 1998, in order to be included in the proxy statement and form of proxy relating to the 1998 annual meeting.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

Nominees

     The Company's Board of Directors currently consists of four directors.
It is contemplated that four directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's four nominees, namely Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson and Peter Najar, all of whom are presently directors of the Company. In the event that any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the referenced nominees as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE FOUR NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS. ASSUMING A QUORUM IS PRESENT, A PLURALITY OF VOTES CAST BY THE SHARES ENTITLED TO VOTE IN THE ELECTION OF DIRECTORS WILL BE REQUIRED TO ELECT EACH DIRECTOR.


                         BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended March 31, 1997. The Audit Committee of the Board of Directors, consisting of directors Crump, Najar and C. Wilson, met three times during the last fiscal year. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent public accountants and internal accounting department and evaluating the Company's accounting principles and its system of internal accounting controls. The Compensation Committee of the Board of Directors, consisting of directors Crump, Najar and C. Wilson, met three times during the last fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. All members of the Board of Directors attended at least 75 percent of all meetings of the Board and all Board Committee members attended at least 75 percent of all Committee meetings held during the fiscal year ended March

31, 1997, except Mr. Najar, who attended 2 of the 3 Audit Committee and Compensation Committee meetings.


                       DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the director nominees and executive officers of the Company.

                                                   Director or Officer
         Name            Age                    Position with the Company
---------------------    ---              ------------------------------------
Gregory L. Wilson         49              Chairman of the Board, President,
                                          and Chief Executive Officer
Brent R. Bonham           41              Vice President - Product Development
V. Douglas Johnson        59              Treasurer
Kenneth A. Law            48              Vice President - Manufacturing
Bradley T Nielson         35              Vice President - Finance and Chief
                                          Financial Officer
Stanley L. Pool           47              Vice President - Marketing and
                                          Sales and Corporate Secretary
Ralph E. Crump(1)         73              Director
Peter Najar(1)            47              Director
C. Lewis Wilson(1)        57              Director
---------------------------------------
(1)  Member of Compensation and Audit Committees.


     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Gregory L. Wilson and C. Lewis Wilson are brothers. Ralph E. Crump is the father-in-law of Peter Najar. All executive officers of the Company devote full time to their duties. Non-management directors devote such time as is necessary to carry out their responsibilities.

     The following is a description of the business experience of each of the director nominees and each of the executive officers of the Company.

     GREGORY L. WILSON is the founder of the Company and has been the President, Chief Executive Officer and a director since the Company's inception in September 1987. He has served as Chairman of the Board since March 1988. Mr. Wilson also served as the Treasurer from September 1993 to August 1995. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. He is a director of Stratasys, Inc. (Nasdaq). He earned a Bachelor of Arts Degree in Economics from Brigham Young University in 1971 and a Masters of Business Administration Degree from Indiana University in 1973.

     STANLEY L. POOL has been Vice President - Marketing and Sales since August 1988 and Corporate Secretary since September 1993. From September 1987 until August 1988, Mr. Pool served as the Company's Sales and Marketing Manager. He earned a Bachelor of Arts Degree in Marketing from Brigham Young University in 1977.

     KENNETH A. LAW has been Vice President - Manufacturing since September 1993. From April 1988 until September 1993, Mr. Law served as the Company's Production Manager. From September 1987 to September 1988 he was a production foreman for the Company. Mr. Law holds an Associate Degree in Business Management from Utah Valley Technical College.

     BRENT R. BONHAM became the Vice President - Product Development in February 1994. From September 1987 until February 1994, he served as a technical consultant to the Company on various research and development projects. Mr. Bonham has been instrumental in developing many of the Company's product and manufacturing innovations.

     BRADLEY T NIELSON became the Company's Vice President - Finance and Chief Financial Officer in March 1994. From August 1992 to March 1994, Mr. Nielson was the Vice President - Finance for Pinnacle Micro, Inc. From January 1991 to August 1992, he was a management consultant for Price Waterhouse's National Manufacturing Management Consulting Group. He was employed by Ernst & Young from June 1985 to January 1991. Mr. Nielson graduated with a Bachelor of Science Degree in Accounting from Brigham Young University. He is a Certified Public Accountant and a Certified Management Accountant.

     V. DOUGLAS JOHNSON became the Company's Treasurer in August 1995. He joined the Company in May 1990 and served as the Controller prior to being name Treasurer. He has 25 years experience as a self-employed Certified Public Accountant. Mr. Johnson graduated from Brigham Young University with a Master of Accountancy Degree in 1964.

     RALPH E. CRUMP has been a director since March 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. For a short time in 1988, Mr. Crump served as the Company's Treasurer. Mr. Crump is also a founder and director of Osmonics, Inc. (Nasdaq), IMTEC, Inc. (Nasdaq), Stratasys, Inc. (Nasdaq) and Structural Instrumentation, Inc. (Nasdaq). From 1962 until 1987, Mr. Crump was the President and Chairman of Frigitronics, Inc. (NYSE). Mr. Crump is also a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. He received a Bachelor of Science Degree in Chemical Engineering in 1950 from the University of California at Los Angeles and a Bachelor of Science Degree in Marine Engineering from the U. S. Merchant Marine Academy. Mr. Crump is a licensed professional engineer.

     PETER NAJAR has been a director since March 1988. From August 1988 until September 1993 he served as the Assistant Treasurer and Assistant Corporate Secretary. Mr. Najar has been a sales engineer employed by Lange Sales, Inc. in Littleton, Colorado from November 1981 to the present. From 1977 to 1981, Mr. Najar was the National Technical Director for Head Ski Co.

     C. LEWIS WILSON has been a director since May 1991. From September 1987 to the present, Mr. Wilson, a licensed professional engineer, has been the President of Heath Engineering Company, a consulting engineering firm in Salt Lake City, Utah. He received a Bachelor of Engineering Sciences Degree in Mechanical Engineering from Brigham Young University in 1966 and a Masters of Mechanical Engineering Degree from Purdue University in 1968. Mr. Wilson is a published technical author and has been an Adjunct Professor of Mechanical Engineering at the University of New Mexico, Brigham Young University and the University of Utah.


                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own beneficially more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10 percent beneficial owners are required to furnish the Company with copies of all Section 16(a) reports they file.

     Based on the Company's information, the directors and officers have timely filed all necessary Forms 3, 4 and 5, for the fiscal year ended March 31, 1997, except for Gregory L. Wilson and Stanley L. Pool. Mr. Wilson did not file on a timely basis a Form 4 relating to the sale of 5,000 shares of Common Stock. Mr. Pool did not file on a timely basis a Form 4 relating to the sale of 8,311 shares of Common Stock. Both Mr. Wilson and Mr. Pool have subsequently filed the required forms.


                  SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth security ownership information as of May 23, 1997 (i) for persons known by the Company to own beneficially more than 5 percent of the Company's Common Stock, (ii) for each director or director nominee, and (iii) for all officers and directors of the Company as a group:

                                            SHARES
                                         BENEFICIALLY               PERCENT
        NAME AND ADDRESS(1)                OWNED(2)               OF CLASS(3)
---------------------------------        ------------             -----------

Gregory L. Wilson(4)                         908,974                 27.17%

Peter Najar(5)                               466,031                 13.93

Ralph E. Crump(6)                            387,434                 11.58

Wellington Management Company, LLP(7)        188,000                  5.61

Stanley L. Pool(8)                           150,463                  4.50

Brent R. Bonham(9)                            70,580                  2.11

Kenneth A. Law(10)                            52,056                  1.56

Bradley T Nielson(11)                         50,666                  1.51

C. Lewis Wilson(12)                           35,391                  1.06

V. Douglas Johnson (13)                       30,510                  0.91

All officers and directors as a
  group (9 persons)                        2,152,105                 64.33

--------------------------------------------------
(1)  The address for Gregory L. Wilson, Stanley L. Pool, Kenneth A. Law, Brent
     R. Bonham, Bradley T Nielson and V. Douglas Johnson is 1301 West 400 North, Orem, Utah 84057. The address for Ralph E. Crump is 28 Twisted Oak Circle, Trumbull, Connecticut 06611. The address of Wellington Management Company LLP is 75 State Street, Boston, Massachusetts 02109. The address for Peter Najar is 9900 Phillips Road, Lafayette, Colorado 80026. The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103.

(2) The number of shares beneficially owned includes shares of the Company's Common Stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of May 23, 1997, upon exercise of the stock options granted to them under the Company's 1990 Stock Option Plan.

(3) All percentages have been calculated to include 3,164,026 shares of Common Stock outstanding on May 23, 1997, plus options exercisable within 60 days following May 23, 1997 to purchase 181,314 shares.

(4) Includes 439,759 shares owned individually by Mr. Wilson, 450,622 shares owned individually by his wife, Kathleen Wilson, and 18,493 shares held by Kathleen Wilson as the custodian for the Wilson children. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

(5) Includes 213,283 shares owned individually by Constance Crump, the wife of Mr. Najar, and 39,465 shares held by Constance Crump as custodian for certain minor-aged relatives. Mr. Najar disclaims beneficial ownership of the shares held by Constance Crump as custodian.

(6) Includes 193,717 shares owned individually by Marjorie Crump, the wife of Mr. Crump.

(7) Includes 188,000 shares owned beneficially by Wellington Management Company LLP as reported in its Schedule 13G dated December 31, 1996 filed with the Securities and Exchange Commission.

(8) Includes 76,136 shares owned individually by Mr. Pool, 73,927 shares owned by Karen Pool, the wife of Mr. Pool, and 400 shares held by Mr. Pool as custodian for the Pool children.

(9) Comprises 70,580 shares that Mr. Bonham had the right to acquire within 60 days following May 23, 1997 upon exercise of options granted to him.

(10) Includes 10,287 shares owned individually by Mr. Law, 7,198 shares owned individually by Fern Law, his wife, and 34,571 shares that Mr. Law had the right to acquire within 60 days following May 23, 1997 upon exercise of stock options granted to him.

(11) Includes 1,000 shares owned individually by Mr. Nielson, 1,200 shares owned jointly by Mr. Nielson and his wife, Kellie J. Nielson, and 48,466 shares that Mr. Nielson had the right to acquire within 60 days following May 23, 1997 upon exercise of options granted to him.

(12) Includes 27,467 shares owned jointly by C. Lewis Wilson and his wife, Grace Wilson, 3,662 shares owned individually by Grace Wilson, 3,662 shares owned individually by Mr. Wilson and 600 shares held by Mr. Wilson as custodian for the Wilson children.

(13) Includes 24,049 shares owned jointly by Mr. Johnson and his wife, Cheryl Johnson, 250 shares owned individually by Cheryl Johnson, 5,458 shares that Mr. Johnson had the right to acquire within 60 days following May 31, 1997 upon exercise of options granted to him and 753 shares held by Mr. Johnson as custodian for the Johnson children.

                            EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the annual and long-term compensation awards to the President of the Company and other executive officers receiving more than $100,000 in annual salary and bonus compensation for services in all capacities to the Company for the fiscal years ended March 31, 1995, March 31, 1996 and March 31, 1997.

                                                         LONG-TERM
                                   ANNUAL COMPENSATION  COMPENSATION
                                   -------------------  ------------

                                                         SECURITIES
                                                         UNDERLYING
                          FISCAL                          OPTIONS/   ALL OTHER
                           YEAR     SALARY    BONUS(1)    SARs (#)    COMP.(2)
                          ------    ------    --------   ----------  ---------
Gregory L. Wilson,         1997    $67,900     $75,300       --         $3,300
Chairman, President, and   1996     60,000      75,700       --          1,900
Chief Executive Officer    1995     50,500      76,900       --            100

Bradley T Nielson, Vice    1997     65,300      43,500       --          2,500
President Finance, Chief   1996     60,000      33,700     20,000(3)     1,300
Financial Officer          1995     53,900      30,800       --            300

Kenneth A. Law, Vice       1997     66,000      35,800       --          2,500
President Manufacturing    1996     60,000      33,800     20,000(3)     1,300
                           1995     53,100      28,900       --            300

--------------------------------------
(1) During the reported periods, bonuses were awarded annually at the discretion of the Board of Directors to the named executive officers and certain other officers and Company personnel. No formal bonus plan exists. The Board is not obligated to award bonuses.

(2) During fiscal 1995, the Company adopted a 401(k) defined contribution plan. Amounts under the column heading "All Other Compensation" represent matching contributions made by the Company under the plan.

(3) Options vest over a three-year period commencing in 1997, one-third of the options vesting per year.


     1990 STOCK OPTION PLAN. As of May 23, 1997, options to purchase 499,470 shares of the Company's Common Stock had been granted under the Company's 1990 Incentive Stock Option Plan (the "1990 Option Plan"), which expires by its own terms in May 2000. Of the total 499,470 options granted as of May 23, 1997, 389,760 had been granted to executive officers of the Company. Of the total options granted, 414,361 were vested and had either been exercised or were immediately exercisable as of May 23, 1997. As of May 23, 1997, the Company had 530 shares reserved for issuance upon exercise of options that could still be granted under the 1990 Option Plan.

     The 1990 Option Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to employees and non-employee directors of the Company. Incentive stock options may be granted only to employees. The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines the terms of options granted including the exercise price, the number of shares subject to the option, and the exercisability of the option.

     The term of the 1990 Option Plan is ten years. With respect to any participant who owns stock representing more than 10 percent of the voting rights of the Company's outstanding capital stock, the exercise price of any option must be at least equal to 110 percent of the fair market value on the date of grant. Otherwise, the exercise price for options intended to be incentive stock options is the fair market value on the date of grant. The exercise price of any non-qualified stock option is determined by the Compensation Committee, in its absolute discretion after taking into consideration factors it deems relevant.

     Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the executive officers named in the summary compensation table and the fiscal year-end value of unexercised options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                 Number of         Value of
                                                 Securities      Unexercised
                                                 Underlying      In-the-Money
                                                Unexercised    Options/SARs at
                                              Options/SARs at      March 31,
                                             March 31, 1997 (#)   1997 ($)(1)
                   Shares
                 Acquired on       Value       Exercisable/     Exercisable/
                 Exercise (#)   Realized($)    Unexercisable    Unexercisable
                 ------------  -------------- ---------------  ---------------
Gregory L. Wilson,
Chairman, Presi-
dent, and Chief
Executive Officer        --              --              --              --

Bradley T Nielson,
Vice President
Finance, Chief
Financial Officer     2,200          20,000     48,466/13,334  516,000/112,000

Kenneth A. Law,
Vice President
Manufacturing            --              --     34,571/14,272  368,000/ 86,000

(1) Value is based on market price of the Company's Common Stock (closing price of $14.50 per share on the Nasdaq National Market on March 31,
     1997) less exercise price.

     401(k) PLAN. In January 1995, the Board of Directors of the Company adopted a Defined Contribution 401(k) Plan and Trust (the "401(k) Plan"). The 401(k) Plan allows the Board to determine the amount of the Company contribution. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum discretionary employer contribution of 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. In addition, the Board at its discretion can provide for additional employer matching. For the 401(k) Plan year ended December 31, 1995, the Board provided for additional matching contributions that would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating
employee's compensation, as defined by the 401(k) Plan.    For the 401(k) Plan
year ended December 31, 1996, the Board provided for additional matching contributions that would equal 37.5 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. The 401(k) Plan allows the Board to utilize either Common Stock of the Company or cash as a matching contribution. To date, all matching contributions have been in cash. The Board has approved the reservation of 25,000 shares of Common Stock for issuance under the Company's 401(k). These shares may be issued to satisfy all or a portion of the Company's matching contribution under the 401(k) Plan or issued as a result of a participant's election to acquire shares of the Company's Common Stock as an investment option under the 401(k) Plan. If such investment option is elected by plan participants, the shares will be issued at a price per share which is the lower of 85 percent of the fair market value of a share of Common Stock on the commencement of the applicable quarterly election period or 85 percent of the fair market value of a share of Common Stock on the last day of the applicable quarterly election period. As of May 23, 1997, 3,742 shares have been issued to the 401(k) Plan. All employees who have completed at least six months of service with the Company and who satisfy other requirements are eligible to participate in the 401(k) Plan.

     EMPLOYMENT AGREEMENTS. The Company has entered into employment agreements effective May 21, 1993, with Gregory L. Wilson, the Company's Chairman and President, Stanley L. Pool, the Company's Vice President-Marketing and Sales and Corporate Secretary, and Kenneth A. Law, the Company's
Vice President-Manufacturing, each for a term ending May 21, 1998. The Company entered into an employment agreement effective February 16, 1994 with Brent R. Bonham, Vice President - Product Development, with a term ending February 16, 1999. The Company entered into an employment agreement effective March 9, 1994 with Bradley T Nielson, Chief Financial Officer, with a term ending March 9, 1999. Mr. Wilson is currently paid an annual base salary of $75,000. Messrs. Pool, Law, Bonham and Nielson are each paid an annual base salary of $70,000. Mr. Johnson is paid an annual base salary of $55,000. Each employment agreement provides that compensation will be determined annually by the Compensation Committee of the Board of Directors. Each employment agreement contains a non-compete clause covering the term of the agreement and three years thereafter. Each employment agreement can be terminated by the Company without cause entitling the terminated employee to two months salary as severance.

     DIRECTOR COMPENSATION. The Company's directors receive no compensation for attendance at Board meetings. However, the directors are reimbursed for their expenses related to attending Board meetings.


CERTAIN TRANSACTIONS

     The Company leases its production and office facility for a five-year term from a trust of which Gregory L. Wilson's uncle is a trustee. The fixed base monthly rent for the term of the lease is $17,100. The Company pays maintenance costs, taxes and insurance costs under the lease. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained from an unrelated third party. No independent appraisal or evaluation of the lease terms has been obtained.

     The Company has entered into indemnification agreements with each of its officers and directors. The Company has adopted policies that any loans to officers, directors and 5 percent or more stockholders ("affiliates") are subject to approval by a majority of the disinterested directors and that any transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties.



                                 PROPOSAL TWO
                     APPROVAL OF 1997 STOCK INCENTIVE PLAN

     The Board of Directors proposes that the stockholders approve the adoption of the 1997 Stock Incentive Plan. The Company has heretofore utilized most of the shares available for grant under its 1990 Stock Incentive Plan. The Board believes that approval of the 1997 Stock Option Plan will provide it with a valuable tool for attracting, retaining, and motivating qualified personnel at all levels for the Company and its affiliates.



                           1997 STOCK INCENTIVE PLAN

     The Board of Directors has adopted the 1997 Stock Incentive Plan, subject to the approval of the Company's stockholders being solicited by this proxy statement. A summary of the principal features of the 1997 Stock Option Plan is set forth below, but is qualified in its entirety by reference to the full text of the 1997 Stock Option Plan, a copy of which is attached to this Proxy Statement as Appendix A. All defined terms used below have the meanings set forth in the 1997 Stock Incentive Plan unless otherwise indicated.

     As of May 23, 1997, options to purchase 172,000 shares of the Company's Common Stock had been granted under the Company's 1997 Stock Incentive Plan (the "1997 Stock Incentive Plan"), which expires by its own terms in March 2007. Of the total 172,000 options granted as of May 23, 1997, 10,000 had been granted to an executive officer of the Company and 135,000 options had been granted to executive officers of the Company's affiliate, DO Group, Inc. Of the total options granted, none were vested nor were exercisable as of May

23, 1997. As of May 23, 1997, the Company had 128,000 shares reserved for issuance upon exercise of options that could still be granted under the 1997 Stock Incentive Plan.


SUMMARY OF THE 1997 STOCK INCENTIVE PLAN

     GENERAL. The 1997 Stock Incentive Plan provides for the grant to directors, officers, consultants and employees of the Company and its affiliates of incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), awards of Company stock ("Awards"), and direct purchases of Company stock ("Purchases"), for up to an aggregate of 300,000 shares of Common Stock. To the extent options granted under the 1997 Stock Option Plan are canceled or expire prior to exercise, or are surrendered, the shares covered thereby again become available for option grants.

     ADMINISTRATION. The 1997 Stock Incentive Plan will be administered by the Compensation Committee or such other committee as the Board may designate for such purpose. The Committee is responsible for making all other determinations with respect to administration of the 1997 Stock Incentive Plan.

     PARTICIPATION. Options may be granted under the 1997 Stock Incentive Plan to directors, officers consultants, and employees of the Company and its affiliates. The Board or a committee designated by the Board is authorized in its discretion to designate persons who are to be granted options under the 1997 Stock Incentive Plan.

     AWARDS. The grant of options under the 1997 Stock Incentive Plan, and the terms of such options, is determined by the Board or a committee designated by the board for that purpose. Options may be either incentive stock options (ISO's) or nonqualified stock options (NQSO's). The aggregate fair market value as of the date of grant of the Common Stock for which any ISO granted under the 1997 Stock Incentive Plan may first become exercisable in any calendar year shall not exceed $100,000.

     PRICE OF OPTION SHARES. The purchase price for Common Stock acquired upon exercise of an option is determined by the Board or a committee designated by the Board, at the time the option is granted, but in the case of ISO's may not be less than the fair market value of such Common Stock on the date of grant of the option, or in the case of ISO's granted to a Ten Percent Stockholder (as defined in the Internal Revenue Code), 110 percent of the fair market value on the date of grant. Upon exercise of an option, the purchase price will be paid in cash, promissory note, or common stock already owned (or a combination thereof) or, in the discretion of the Committee, in the form of other consideration (including the relinquishment of a portion of the option) having a fair market value equal to the purchase price.

     EXERCISE. The exercise period of options granted under the 1997 Stock Incentive Plan is ten years, provided that the exercise period for ISO's granted to a Ten Percent Stockholder will be five years. The 1997 Stock Incentive Plan provides that vested options will remain exercisable until the earliest to occur of (i) the expiration of the term for which it was granted and (ii) three months after the participant's retirement or involuntary termination of employment (other than due to death or disability). Upon the death or total disability of an employee participant prior to the termination of employment, vested options continue to be exercisable for a period of one year after the participant's death or total disability. The period may by varied at the time of the grant, but may not be extended beyond the expiration date of the option.

     NOTIFICATION OF SALE. The 1997 Stock Incentive Plan provides that employees who sell Common Stock received upon exercise of an ISO before the later of two years from the date the option is granted and one year from the date of the exercise of such option must notify the Company of any such sale. See "Federal Income Tax Treatment of Stock Options," below.

     ADJUSTMENTS. The 1997 Stock Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to outstanding options, and in the price of shares with respect to which such options have been granted, in the case of changes in the Company's outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations and the like. In certain circumstances, including a change of control of the Company, the Board of Directors, with the consent of the optionees, may provide that (i) all outstanding options will become immediately exercisable and (ii) the Company may pay cash to a participant in exchange for the cancellation of outstanding options.

     TRANSFERABILITY DURING LIFETIME.   During the lifetime of a participant
to whom an option is granted, only the participant, or the participant's legal representative, may exercise an option.

     TERMINATION AND AMENDMENT. The Board of Directors may in its discretion amend or terminate the 1997 Stock Incentive Plan.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS

     The rules governing the tax treatment of stock options are complex, and the following discussion is necessarily a general discussion of current Federal income tax consequences and does not purport to be complete. Statutory provision, and interpretations thereof, are subject to change.

     INCENTIVE STOCK OPTIONS. The participant recognizes no taxable gain or loss when an ISO is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the participant's alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Periods, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised.
Any difference between the ultimate sale price of the acquired Common Stock and the fair market value of such Common Stock on the date of exercise will be treated as capital gain or capital loss, as the case may be. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the participant, to the extent qualified under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as applicable. The 1997 Stock Incentive Plan requires that the employee notify the Company of any sale of Common Stock received upon exercise of an ISO during such Holding Periods.

     NON-QUALIFIED STOCK OPTION. The participant recognizes no taxable income and the Company receives no deduction when an NQSO is granted. Upon exercise of an NQSO, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, to the extent
qualified under Section 162(m) of the Code, as applicable.   Gain or loss
recognized on a disposition of the shares is treated as a capital gain or loss.

     SECTION 162(M). Under Section 162(m) of the Code and regulations thereunder (referred to collectively as Section "162(m)" or the "Code"), the amount of compensation paid by a publicly held corporation to its chief executive officer and the four other most highly compensated executive officers during any year which may be deductible for federal income tax purposes is limited to $1,000,000 per person per year. Compensation which qualifies as performance-based is excluded from this limit on the amount of deductible compensation. The 1997 Stock Incentive Plan has been structured to permit the grant of Options under the Plan that, when exercised, will or may result in compensation to the optionee that qualifies as performance-based compensation that is excluded from the limit imposed by Section 162(m); however, the Plan also permits the grant of options that, when exercised, would result in compensation that would be subject to the deductibility limits of Section 162(m).


RECOMMENDATION OF BOARD OF DIRECTORS:

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 1997 STOCK INCENTIVE PLAN AND RECOMMENDS THAT THE STOCKHOLDER VOTE "FOR" THE PROPOSAL. ASSUMING A QUORUM IS PRESENT, A MAJORITY OF VOTES CAST BY THE SHARES ENTITLED TO VOTE FOR APPROVAL OF THE 1997 STOCK INCENTIVE PLAN WILL BE REQUIRED TO APPROVE THE 1997 STOCK INCENTIVE PLAN.



                                OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.

              ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission may be obtained by shareholders without charge by written request to Bradley T Nielson, Chief Financial Officer, Mity-Lite, Inc., 1301 West 400 North, Orem, Utah, 84057.


                                        By the Order of Board of Directors



                                        Stanley L. Pool, Corporate Secretary
DATED:  July 11, 1997

FORM OF PROXY:

                                MITY-LITE, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                August 21, 1997
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITY-
                                  LITE, INC.

      The undersigned common shareholder of Mity-Lite, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, to be held on August 21, 1997, 2:00 p.m. local time at the Salt Lake City Marriott, 75 South West Temple, Salt Lake City, Utah, and hereby appoints Gregory L. Wilson and Stanley L. Pool, or either of them, each with the power of substitution, as proxies to vote at said Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

  1. ELECTION OF DIRECTOR NOMINEES: Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson and Peter Najar.

      [ ] FOR all nominees listed (except      [ ] WITHHOLD AUTHORITY to vote
          as marked to the contrary below)         for all nominees listed

      Instruction: To withhold authority for an individual nominee, write that nominee's name here:

      ---------------------------------------------------------------------
                 (Continued and to be signed on other side)

  2.  APPROVE THE ADOPTION OF THE COMPANY'S 1997 STOCK INCENTIVE PLAN.

      [ ] FOR                [ ] AGAINST              [ ] ABSTAIN

  3. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

                                  Dated:              , 1997
                                        --------------

                                  -----------------------------------------
                                  Signature
                                  (This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).

                                  APPENDIX A


                                MITY-LITE, INC.

                           1997 STOCK INCENTIVE PLAN

                          ADOPTED AS OF MARCH 4, 1997


     1. PURPOSE. This 1997 Stock Incentive Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Mity-Lite, Inc., a Utah corporation (the "Company"), and any present or future 49.9 percent or more owned subsidiaries of the Company (individually a "Related Corporation" and collectively "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder that qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended and the regulations thereunder (the "Code") (individually an "ISO" and collectively "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder that do not qualify as ISOs (individually a "Non-Qualified Option" and collectively "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereinafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 425 of the Code.

     2.  ADMINISTRATION OF PLAN.

         (a) BOARD OR COMMITTEE ADMINISTRATION. This Plan shall be administered solely by the Company's Board of Directors (the "Board") or by a Compensation Committee (the "Committee") consisting of not less than two (2) members of the Board. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board, and subject to the terms of this Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under Section 3 below to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under Section 3 below to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted;
(ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in

Section 6 below, and the purchase price of shares subject to each Purchase;
(iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to Section 7 below) the time or times when each Option shall become exercisable and the duration of the exercise period;
(vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret this Plan and prescribe and rescind rules and regulations relating to this Plan. If the Committee determines to issue a Non-Qualified Option, the Committee shall take whatever actions it deems necessary under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of this Plan or of any Stock Right granted under this Plan shall be final unless otherwise determined by the Board. The Committee may from time-to-time adopt such rules and regulations for carrying out this Plan as it may deem appropriate. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Stock Right granted under this Plan.

         (b) COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Except as otherwise provided by the Company's Bylaws, acts by a majority of the Committee, or acts reduced to or approved in writing by unanimous consent of the members of the Committee, shall be the valid acts of the Committee. From time-to-time the Board may increase the size of the Committee and appoint additional members thereof, may remove members (with or without cause) and may appoint new members in substitution therefor, fill vacancies (however caused), or remove all members of the Committee and thereafter directly administer this Plan.

         (c) GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board, but any such grant shall be made and approved in accordance with Section 2(d) below, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to this Plan or (ii) have been granted Stock Rights, may vote on any matters affecting the administration of this Plan or the grant of any Stock Rights pursuant to this Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him or her of Stock Rights.

         (d) COMPLIANCE WITH FEDERAL AND STATE SECURITIES AND TAX LAWS AND STATE CORPORATE LAW. Various restrictions apply to officers and directors and others who may be deemed insiders under federal and state securities laws and state corporate law. These laws impose certain restrictions on insiders. Any Stock Right granted to any director is subject to those restrictions. Holders of Stock Rights should consult with their legal and tax advisors regarding the securities law, tax law, corporate law and other effects of transactions under this Plan. These restrictions relate to holding periods, alternative minimum tax calculations and other matters and should be clearly understood by the holders of Stock Rights. The granting of Stock Rights is subject to any applicable restrictions under state corporate law, including without limitation, restrictions applicable to conflicting interest transactions involving directors.

         (e) PURPOSE AND INTENT OF PLAN. The purpose of this Plan is to advance the interest of the Company and its Related Corporations by stimulating the efforts of employees on behalf of the Company and Related Corporations, and heightening the desire of employees to continue employment with the Company and Related Corporations, assisting the Company and Related Corporations in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations, and to attract and retain the best available personnel for service as directors to the Company and Related Corporations and for service as consultants to the Company and Related Corporations. This Plan is intended to be an "employee benefit plan" under Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). This Plan is also intended to be a "compensatory benefit plan" under Rule 701 promulgated under the Securities Act of 1933, as amended. Transactions under this Plan are intended to comply with Rule 16b-3 and Rule 701. To the extent any provisions of this Plan or any action by the Committee or the Board fails to comply with such Rules and to the extent any provisions of this Plan or any action by the Committee or the Board fails to comply with the requirements of the Code (for options intended to be ISOs hereunder), each such provision(s) and action(s) shall be deemed to be null and void, to the extent permitted by applicable law and as deemed advisable by the Committee or the Board.

         (f) SHAREHOLDER APPROVAL. Grants of ISOs hereunder shall be subject to shareholder approval of this Plan within twelve (12) months following the date this Plan is approved and adopted by the Board.

     3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Any officer or director of the Company who is not also an employee of the Company may not be granted ISOs under this Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not such person is also an employee of the Company) or to any consultant to the Company or to any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. The granting of a Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify that individual or entity from, participation in any other grant of Stock Rights.

     4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. Subject to the foregoing, the aggregate maximum number of shares of Common Stock that may be issued pursuant to this Plan is 300,000 subject to adjustment as provided below in this Section 4 and in Section 13. Any such shares may be issued as ISOs, Non-Qualified Options or Awards or to individuals or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under this Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under this Plan.

     5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under this Plan at any time until ten (10) years after the date of the approval and adoption of this Plan by the Board. The date of grant of a Stock Right under this Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under this Plan into a Non-Qualified Option pursuant to Section 17 below.

     6.  MINIMUM OPTION PRICE; ISO LIMITATIONS.

         (a) PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under this Plan shall in no event be less than the lesser of (i) the book value per share of the Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant or (ii) fifty percent (50 percent) of the fair market value per share of the Common Stock on the date of such grant. Subject to the foregoing sentence, the exercise price for Non-Qualified Options granted hereunder shall be determined by the Committee or the Board in its sole discretion, taking into account factors it deems relevant.

         (b) PRICE FOR ISOs. The exercise price per share specified in the agreement relating to each ISO granted under this Plan shall not be less than the fair market value per share of the Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10 percent) of the total combined voting power of all classes of stock of the Company or of any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110 percent) of the fair market value per share of the Common Stock on the date of grant.

         (c) $100,000 ANNUAL LIMITATION ON ISOs. Each eligible employee may be granted ISOs only to the extent that (in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation), such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner that would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of the Common Stock in that calendar year. Any options granted to an employee in excess of that amount will be granted as Non-Qualified Options.

         (d) AWARDS AND PURCHASES. Awards and Purchases under this Plan shall be made at prices equal to the fair market value of the Common Stock on the date of such Award or Purchase. Fair market value shall be determined by the Committee or the Board in its sole discretion in accordance with Section 6(e) below. Shares of Common Stock may be issued in Award and Purchase transactions for any lawful consideration determined by the Committee or the Board in its sole discretion.

         (e) DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under this Plan, the Company's Common Stock is publicly-traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the closing price on that date of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then-traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market. However, if the Common Stock is not publicly-traded at the time an Option is granted under this Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee or the Board in its sole discretion, after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. OPTION DURATION. Subject to earlier termination as provided in Sections 9 and 10 below, each Option shall expire on the date specified by the Committee or the Board, but not more than (i) ten (10) years and one (1) day from the date of grant in the case of Non-Qualified Options, (ii) ten (10) years from the date of grant in the case of ISOs generally and (iii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10 percent) of the total combined voting power of all classes of stock of the Company or of any Related Corporation. Subject to earlier termination as provided in Sections 9 and 10 below, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to Section 17 below.

     8. EXERCISE OF OPTIONS. Subject to the provisions of Sections 9 through 12 below, each Option granted under this Plan shall be exercisable as follows:

         (a) VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee or Board may specify.

         (b) FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee or the Board.

         (c) PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time-to-time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

         (d) ACCELERATION OF VESTING. The Committee or the Board shall have the right to accelerate the date of exercise of any installment of any Option; provided, however, that the Committee or the Board shall not, without the consent of the optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 17 below) if such acceleration would violate the annual vesting limitation contained in the Code, as described in Section 6(c) above.

     9. TERMINATION OF EMPLOYMENT. Unless otherwise provided in any instrument evidencing the grant of a Stock Right hereunder, if an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as defined in Section 10 below, no further installments of such optionee's ISOs shall become exercisable, and such optionee's vested ISOs shall terminate after the passage of ninety (90) days from the date of termination of such optionee's employment, but in no event later than on their specified expiration date(s), except to the extent that such ISOs (or the unexercised installments thereof) have been converted into Non-Qualified Options pursuant to Section 17 below. To the extent permitted under the Code, with respect to ISOs, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, missionary service, military obligations or governmental service). A bona fide leave of absence with the written approval of the Committee or the Board shall not be considered an interruption of employment under this Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under this Plan shall not be affected by any change of employment within or among the Company and any Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in this Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     10. DEATH; DISABILITY.

         (a) DEATH. If an ISO optionee ceases to be employed by the Company or any Related Corporation by reason of such optionee's death, any ISO of such optionee may be exercised, to the extent of the number of shares with respect to which the optionee could have exercised on the date of the optionee's death, by the optionee's estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the optionee's death.

         (b) DISABILITY. If an ISO optionee ceases to be employed by the Company or any Related Corporation by reason of disability, such optionee (or such optionee's custodian) shall have the right to exercise any ISO held by such optionee on the date of termination of employment, to the extent of the number of shares with respect to which the optionee could have exercised on that date, at any time prior to the earlier of the specified expiration date of the ISO or one year from the date of the termination of the optionee's employment. For purposes of this Plan, the term "disability" shall mean

"permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

     11. ASSIGNABILITY. No Option or Derivative Security (as that term is defined in Rule 16b-3 under the 1934 Act) shall be assignable or transferable by the optionee except as permitted under Rule 16b-3 under the 1934 Act or by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by the optionee. No ISO shall be transferable except as permitted by the Code.

     12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such form as the Committee or the Board may from time-to-time approve. Such instruments shall conform to the terms and conditions set forth in Sections 6 through 11 above and may contain such other provisions as the Committee or the Board deems advisable, which are not inconsistent with this Plan, including, without limitation, restrictions applicable to shares of the Company's Common Stock issuable upon exercise of Options. In granting Non-Qualified Options, the Committee or the Board may specify that Non-Qualified Options shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee or the Board may determine. The Committee or the Board may from time-to-time confer authority and responsibility on one or more of its members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time-to-time to carry out the terms of such instruments.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to the optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company regarding such Option:

         (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of the Company's Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         (b) MERGER; CONSOLIDATION; SALE OF ASSETS. Unless otherwise specified in the instrument evidencing the grant of any Stock Right hereunder, in the event of a consolidation of the Company, a merger in which the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets, the exercisability of any or all outstanding Options shall automatically be accelerated so that such Options would be exercisable in full immediately prior to the effective date of such consolidation, merger or asset sale. However, no such acceleration shall occur if and to the extent any outstanding Options are, in connection with such consolidation, merger, or asset sale, either to be assumed by the successor corporation (or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or a parent thereof). The determination of such option comparability shall be made by the Committee or the Board, and such determination shall be final, binding and conclusive. Immediately following any such consolidation, merger or asset sale, all Options, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with such consolidation, merger or asset sale. If any outstanding Option hereunder is assumed in connection with any such consolidation, merger or asset sale, then such Option shall be appropriately adjusted, immediately after such consolidation, merger or asset sale, to apply to the number and class of securities which would have been issuable to the optionee upon consummation of such consolidation, merger or asset sale if the Options had been exercised immediately prior to any such transaction, and appropriate adjustment shall also be made to the exercise price for such Options, provided the aggregate exercise price shall remain the same. This Plan shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

         (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 13(b) above) pursuant to which securities of the Company or of another entity are issued with respect to the outstanding shares of Common Stock, an optionee, upon exercising an Option, shall be entitled to receive for the purchase price paid upon such exercise the securities the optionee would have received if the optionee had exercised the Option prior to such recapitalization or reorganization.

         (d) MODIFICATION OF ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Sections 13(a), (b) or (c) above with respect to ISOs shall be made only after the Committee or the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee or the Board determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

         (e) ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         (f) FRACTIONAL SHARES. No fractional shares shall be issued under this Plan and each optionee shall receive from the Company cash in lieu of such fractional shares.

         (g) ADJUSTMENTS. Upon the happening of any of the events described in Section 13(a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 above that are subject to Stock Rights that previously have been or subsequently may be granted under this Plan shall also be appropriately adjusted to reflect the events described in such Sections. The Committee or Board shall determine the specific adjustments to be made under this Section 13 and, subject to Section 2 above, its determination shall be conclusive.

If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right hereunder receives shares or securities in connection with a corporate transaction described in Sections 13(a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or Board.

     14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall (i) identify the Stock Right being exercised, (ii) specify the number of shares as to which such Stock Right is being exercised and (iii) contain such representations and agreements as may be necessary to comply with applicable securities laws, accompanied by full payment of the purchase price. Payment for the Stock Right may be made (i) in cash (by check), (ii) by surrender of shares of Common Stock of the Company having a fair market value equal to the exercise price of the Stock Right, (iii) where permitted by applicable law and approved by the Committee in its sole discretion, by tender of a full recourse promissory note having such terms as may be approved by the Committee, (iv) where permitted by applicable law, through a "same-day-sale" commitment from optionee and a broker-dealer that is a member in good standing of the National Association of Securities Dealers (an "NASD Dealer") whereby optionee irrevocably elects to exercise the Stock Right and to sell a portion of the Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Common Stock to forward the exercise price directly to the Company, (v) where permitted by applicable law, through a "margin" commitment from optionee and an NASD Dealer whereby optionee irrevocably elects to exercise the Stock Right and to pledge the Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Common Stock to forward the exercise price directly to the Company, (vi) as permitted by applicable law, by surrender of the right to acquire shares of Common Stock underlying the Stock Right having a fair market value equal to the exercise price in what is commonly referred to as an "immaculate exercise" or (vii) by any combination of the foregoing, or by any other legal consideration or
means, where approved by the Committee in its sole discretion.   The holder of
a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his, her or its Stock Right until the date of issuance of a stock certificate for such shares. Except as expressly provided in Section 13 above with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. COMPLIANCE WITH LAWS. The grant of Stock Rights and the issuance of Common Stock upon exercise of any Stock Right shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act of 1933 as amended, compliance with all other applicable state securities laws and compliance with the requirements of any stock exchange or market on which the Common Stock may be listed.

     16. TERM AND AMENDMENT OF PLAN. This Plan was approved and adopted by the Board on March 4, 1997, subject (with respect to the validation of ISOs granted under this Plan) to approval of this Plan by the stockholders of the Company. If the approval of this Plan by the Company's stockholders is not obtained by March 4, 1998, any grants of ISOs under this Plan made prior to that date will be rescinded. This Plan shall expire on March 3, 2007 (except as to Options outstanding on that date). Subject to the provisions of Section 5 above, Stock Rights may be granted under this Plan prior to the date of stockholder approval of this Plan. The Board may terminate or amend this Plan in any respect at any time; provided, however, that the Board may not amend this Plan in any of the following respects without the approval of the Company's stockholders obtained within twelve (12) months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under this Plan may not be increased (except by adjustment pursuant to Section 13 above); (b) the provisions of
Section 3 above regarding eligibility for grants of ISOs may not be modified;
(c) the provisions of Section 6(b) above regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to Section 13 above); and (d) the expiration date of this Plan may not be extended. Except as otherwise provided in this Section 16, in no event may action of the Board or the stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee. The Committee or the Board may amend the terms of any Stock Right granted if such amendment is agreed to by the recipient of such Stock Right.

     17. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs. The Committee or the Board, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee or the Board (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee or the Board in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee or the Board takes appropriate action. The Committee or the Board, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     18. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under this Plan shall be used for general corporate purposes.

     19. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     20. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as that term is defined in Section 21 below) or the vesting of restricted Common Stock acquired upon the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includable in such individual's gross income. The Committee or the Board in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value or
(iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

     21. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any shares of the Company's Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO and (b) one (1) year after the date the employee acquired the Common Stock by exercising the ISO. If the employee dies before such shares of Common Stock are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

     22. GOVERNING LAW; CONSTRUCTION. The validity and construction of this Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Utah, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.